HCi Viocare appoints new Non-Executive Board member

Athens, Greece. June 18, 2015 – HCi Viocare (OTCQB: VICA), (the "Company") announced today that the Board of Directors of the Company has appointed Yannis Levantis as a member of the Board of Directors of the Company. The appointment comes at a time of operational growth for the Company, which is currently establishing a chain of Prosthetic, Orthotic and Diabetic foot rehabilitation centres in Europe, and expanding its R&D portfolio of devices for the larger health & wellness industry.

Mr. Levantis received a BEng, Honors in Mechanical Engineering from the University of Manchester Institute of Science and Technology (UMIST) in 1997, an MSc in Computational and Experimental Stress Analysis from UMIST in 1998 and an MSc in Financial Management and Control from Aston Business School in 1999.  Mr. Levantis has worked for various large international conglomerates including Unilever, Johnson & Johnson, GlaxoSmithKline and Rolls Royce Plc.  and brings extensive experience in definition and execution of strategy and roadmaps to support business strategy and drive operational efficiencies.   Over the most recent five years Mr. Levantis has been employed as the Global IT director  (Rolls Royce PLC – Aerospace, Defence & Power Systems July 2011 to present and  GlaxoSmithKline, Pharmaceutical January 2008 to June 2011) undertaking such rolls as global SAP-ERP design and delivery, delivering IT strategy and IT enabled business transformation programs supporting various business functions including supply chain purchasing, finance, quality and HR and operating with annual budgets in excess of £20 million as well as other key management and financial planning solutions.

The Company welcomes Mr. Levantis and looks forward to his contributions to our ongoing growth initiatives, operational protocols and in  assisting with our developing business strategy as well as mergers and acquisitions.

About HCi Viocare

HCi Viocare has a dual, complementary business model of 1) creating the first cross-border independent chain of Prosthetics & Orthotics (P&O) and Diabetic Foot clinics in Europe and the Middle East and 2) developing a portfolio of biomedical technologies to address unmet needs in the diabetic foot, P&O and other health & wellbeing areas, for licensing to established industry participants.

The Company is listed on the OTC Markets in the USA, has its executive office in Athens, Greece and R&D centre in Glasgow, UK.

On behalf of the Board of Directors of HCi Viocare
Sotirios Leontaritis,
Chief Executive Officer and President

Forward Looking Statements
This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove correct, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. In particular, the Company has only recently acquired its first operational Prosthetics & Orthotics (P&O) clinic and is continuing development efforts for its other biomedical technologies. There is no assurance that the Company will be successful in its ongoing expansion and development efforts. Except as required by law, HCi Viocare disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that HCi Viocare files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

For further information about HCi Viocare please visit the Company's website at www.hciviocare.com